Exhibit 10.07

PRAXAIR COMPENSATION DEFERRAL PROGRAM

Amended and Restated as of January 1, 2005

PRAXAIR COMPENSATION DEFERRAL PROGRAM

SECTION 1: PURPOSE

The purpose of the Praxair Compensation Deferral Program (the “Plan”) is to provide: (i) Eligible Employees an opportunity to annually elect in advance to defer a portion or all of their Variable Compensation Awards granted pursuant to Praxair’s Variable Compensation Plans; (ii) Designated Employees an opportunity to annually elect in advance to defer a portion or all of their base salaries; and (iii) Eligible Employees with Praxair contributions lost under the Savings Plan because of the limitations imposed under Code Section 401(a)(17). For Plan Years prior to January 1, 2006, all Eligible Employees were permitted to elect to defer all or a portion of their base salaries.

SECTION 2: DEFINITIONS

2.1 “Affiliate” means any entity, whether or not incorporated, which is treated as a single employer with the Corporation under Code Sections 414(b), (c), (m) or (o), provided, however, that for purposes of determining whether a Participant has incurred a Separation from Service under the Plan, Code Sections 414(b) and (c) shall be applied using an “at least 50 percent” common ownership threshold in lieu of the “at least 80 percent” threshold otherwise applicable.

2.2 “Beneficiary” means the person, persons or estate entitled (as determined under Section 6) to receive payment under the Plan following a Participant’s death.

2.3 “Board” means the Corporation’s Board of Directors.

2.4 “Change in Control” means the occurrence of any one of the following events with respect to the Corporation:

(a) during a 12-month period, a majority of the individuals who constitute the Board are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(b) any one person, or more than one person acting as a group, becomes owner as defined in Section 318(a) of the Code (or has become owner during the 12-month period ending on the date of the most recent acquisition by such person or group), of stock of the Corporation possessing 30 percent or more of the total voting power of the stock of the Corporation; provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Corporation or any of its subsidiaries, (ii) by any employee benefit plan sponsored or maintained by the Corporation or any of its subsidiaries, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or

(c) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Corporation that have a total gross fair market value equal to or more than 80 percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Corporation is not treated as a Change in Control if the assets are transferred to: (i) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all outstanding stock of the Corporation; or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (iii). For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets; or

(d) any one person, or more than one person acting as a group, becomes owner, as defined in Section 318(a) of the Code, of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of stock of the Corporation; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of stock of the Corporation, the acquisition of additional stock by the same person is not considered to cause a Change in Control. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction.

For purposes of this definition:

(i) a “person” shall be as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(ii) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the corporation prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Corporation at the same time, or as a result of the same public offering.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Compensation and Management Development Committee of the Board, or any successor committee of the Board.

2.7 “Corporation” means Praxair, Inc., and any successor thereof by merger, consolidation or otherwise.

2.8 “Date of Deferral” means (i) with respect to the deferral of base salary or a Variable Compensation Award, the date on which such amount would have been paid by Praxair absent the Participant’s deferral election, and (ii) with respect to Praxair Contributions for a given Plan Year, the day following the date that the Committee determines the common stock value for the Praxair Contribution deferral pursuant to the last sentence of Section 2.20.

2.9 “Disability” means a Participant’s total physical or mental inability to perform any work for compensation or profit in any occupation for which the Participant is reasonably qualified by reason of training, education or ability, and which inability is adjudged to be permanent, as determined by the Vice President-Human Resources or his or her designee.

2.10 “Employee” means an individual who is an employee of Praxair. An Employee shall be an “Eligible Employee” for any Plan Year for which he or she is on the U.S. payroll of Praxair and is eligible to participate in a Variable Compensation Plan. An Employee shall be a “Designated Employee” for any Plan Year in which he or she in an Eligible Employee and is designated by the Vice President-Human Resources, in his or her sole discretion, as eligible to elect to defer base salary pursuant to Section 4.1(b).

2.11 “Fixed Income Rate” shall be determined for each Plan Year and shall be equal to the 1-year U.S. Treasury Bond rate in effect as of the end of the immediately preceding Plan Year, plus 50 basis points.

2.12 “Participant” means an Eligible Employee who: (i) previously elected to defer a portion or all of his or her base salary paid prior to January 1, 2006 to the Plan; (ii) is a Designated Employee and elects in advance under the Plan to defer all or a portion of his or her base salary for any Plan Year beginning after December 31, 2008; (iii) elects in advance under the Plan to defer a portion or all of any Variable Compensation Award that may be granted to him or her for a Plan Year, and who is in fact subsequently granted such an Award which is payable for said year on the Date of Deferral; or (iv) is credited with a Praxair Contribution pursuant to Section 4.2 of this Plan with respect to any Plan Year.

2.13 “Plan” means this Praxair Compensation Deferral Program.

2.14 “Plan Year” means the calendar year.

2.15 “Praxair” means the Corporation and its Affiliates.

2.16 “Praxair Contribution” means a credit on a Participant’s behalf described in Section 4.2.

2.17 “Retirement” means a Participant’s Separation from Service, after attaining age 50 and completing at least five years of service (as such service would be recognized under the Praxair Pension Plan if the Participant is, or had the Participant been, a participant in such Pension Plan).

2.18 “Savings Plan” means either the Praxair Retirement Savings Plan, the Praxair Distribution, Inc. 401(k) Retirement Plan, or the Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan, as applicable to the Participant.

2.19 “Separation from Service” means a Participant’s separation from service with Praxair, determined in accordance with Code Section 409A and the Treasury Regulations issued thereunder.

2.20 “Stock Value Rate” means the difference between the value of the Corporation’s common stock (a) as of the date amounts credited to the Plan are directed, by initial election or by reallocation, into the Stock Value Rate (or, in the case of initial deferrals of Praxair Contributions or of Variable Compensation Awards, the common stock value determined by the Committee in accordance with the last sentence of this Section), and (b) the date such amounts are paid out or withdrawn pursuant to Section 5. The Stock Value Rate shall include the value of any dividends paid on the Corporation’s common stock during the period for which the Stock Value Rate is being determined, as if such dividends were reinvested, when payable, in additional shares of the Corporation’s common stock purchased at the value of the Corporation’s common stock on the dividend payment date. Except as provided in the next sentence, the value of the Corporation’s common stock for purposes of this Section, shall mean the closing price of the stock on the New York Stock Exchange on the relevant date of determination. In January of each Plan Year, the Committee shall determine the common stock value to be used in valuing deferrals of Variable Compensation Awards and Praxair Contributions to be awarded with respect to the immediately preceding Plan Year.

2.21 “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from any of the following, to the extent that the emergency cannot be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or by the cessation of deferrals under the Plan:

(a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B));

(b) the loss of the Participant’s property due to casualty;

(c) the need to pay medical expenses;

(d) the need to pay for the funeral expenses of the Participant’s spouse, a beneficiary, or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); or

(e) any other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.

Whether a Participant has an Unforeseen Emergency shall be determined by the Vice President-Human Resources or his or her designee, based upon the relevant facts and circumstances.

2.22 “Variable Compensation Plan” means the Praxair, Inc. Variable Compensation Plan, the Praxair, Inc. Mid-Management Variable Compensation Plan, and successors to such plans, all as amended from time to time.

2.23 “Variable Compensation Award” means a variable compensation award under a Variable Compensation Plan.

2.24 “Vice President-Human Resources” means the Corporation’s Vice President-Human Resources.

SECTION 3: ADMINISTRATION

The Committee shall have full discretionary authority to interpret and construe the Plan and shall supervise the administration and interpretation of the Plan, establish administrative regulations to further the purpose of the Plan and take any other action necessary to the proper operation of the Plan. The Committee may delegate to one or more of its members or any other person, the right to act on its behalf in any matter connected with the administration of the Plan and has delegated authority for the Plan’s day-to-day administration to the Corporation’s Human Resources Department. All decisions and acts of the Committee or its designee shall be final and binding upon all Participants, their beneficiaries and all other persons.

SECTION 4: ELECTION TO PARTICIPATE

4.1 Participant Deferral Elections.

(a) Prior to the beginning of each Plan Year, Eligible Employees shall be informed of the opportunity to make an election to defer their Variable Compensation Awards under the Plan. An Eligible Employee electing to defer his or her Variable Compensation Award must make an election to do so during the election period ending not later than December 31st of the Plan Year immediately preceding the Plan Year for which such Variable Compensation Award relates, or such earlier date as established by the Vice President-Human Resources. An Eligible Employee’s election to defer a Variable Compensation Award shall be irrevocable with respect to the Plan Year and the Variable Compensation Plan for which it is made and shall become effective only on the applicable Date of Deferral and only if, on such date, the Eligible Employee receives a Variable Compensation Award (or would have received a Variable Compensation Award but for an election to defer under the Plan). An individual who first becomes an Eligible Employee at any time during a Plan Year is not permitted to make a deferral election with respect to any Variable Compensation Award earned for such Plan Year.

(b) Prior to each Plan Year beginning after December 31, 2008, the Vice President-Human Resources, in his or her sole discretion, shall designate the Designated Employees for such Plan Year and such designation shall be in effect only for the Plan Year to which it applies. Each Designated Employee for such Plan Year shall be informed of the opportunity to make an election to defer under the Plan all or a portion of his or her base salary earned in such Plan Year. A Designated Employee electing to defer all or any portion of his or her base salary must make an election to do so during the election period ending not later than December 31st of the Plan Year immediately preceding the Plan Year in which such base salary will be earned, or such earlier date as established by the Vice President-Human Resources. A Designated Employee’s election to defer base salary shall be irrevocable with respect to the Plan Year and shall be effective only for such Plan Year and only while such Designated Employee remains employed by the Corporation. An individual who first becomes an Eligible Employee at any time during a Plan Year is not permitted to make a deferral election with respect to any base salary earned for such Plan Year.

(c) Any elections made pursuant to this Section 4.1 shall be made in accordance with such procedures as may be established from time to time by the Vice President-Human Resources.

4.2 Praxair Contributions.

(a) Shortly after the end of each Plan Year, and without requiring any election to participate in this Plan, Praxair will credit each Eligible Employee, including an individual who first becomes an Eligible Employee during such Plan Year, with an amount equal to both the Praxair matching contribution rate, if any, applicable to such Employee under the Savings Plan (based on his or her actual Savings Plan contribution rate in effect as of the end of the Plan Year to which such credit relates) and/or the Praxair company contribution rate, if any, applicable to such Employee under the Savings Plan, in each case multiplied by that portion of such Employee’s compensation (as defined in the Savings Plan but without regard to either Code Section 401(a)(17) or any deferrals under this Plan) for the Plan Year to which such credit relates, which exceeds the maximum amount of compensation permitted to be taken into account for such Plan Year under Code Section 401(a)(17).

(b) The Praxair Contributions shall be credited to each eligible Participant in arrears, as of the relevant Date of Deferral, provided that such Participant is then employed by Praxair and has not incurred a Separation from Service. Notwithstanding the foregoing, if the Participant has Separated from Service prior to the relevant Date of Deferral by reason of his or her death, Disability, Retirement, or termination by Praxair other than for cause, Praxair shall credit the Participant as of the relevant Date of Deferral with the appropriate Praxair Contributions even though such Participant is not employed by Praxair on said Date of Deferral. Except as otherwise provided in Section 5.1(f), all Praxair Contributions credited on a Participant’s behalf shall become vested at the same time and to the same extent as comparable contributions made under the applicable Savings Plan. All unvested Praxair Contributions held on a Participant’s behalf as of his or her Separation from Service shall be immediately forfeited.

SECTION 5: PAYMENTS TO PARTICIPANTS AND BENEFICIARIES

5.1 Time of Payment.

(a) Subject to Sections 5.1(d) and (e): (i) a Participant who Retires shall receive payment of any vested Praxair Contributions credited on his or her behalf and adjusted for any earnings or losses under Section 7, during the January of the Plan Year immediately following his or her Retirement; and (ii) a Participant who Separates from Service prior to Retirement shall receive payment of any vested Praxair Contributions credited on his or her behalf and adjusted for any earnings or losses under Section 7, as soon as administratively possible following the date of his or her Separation from Service, but no later than 90 days after such date. Notwithstanding any provision in this Plan to the contrary, any vested Praxair Contributions credited on such Participant’s behalf with respect to the Plan Year in which he or she Retires or otherwise Separates from Service, shall be paid (along with any applicable earnings or losses on such amount as determined under Section 7) as soon as administratively practicable following Date of Deferral of such Praxair Contribution, but no later than 90 days after such Date of Deferral.

(b) Subject to Sections 5.1(c), (d) and (e): (i) a Participant who Retires shall receive payment of his or her previously deferred Variable Compensation Awards and/or base salary, and any earnings or losses credited with respect to such deferrals under Section 7, during the January of the Plan Year immediately following his or her Retirement; and (ii) a Participant who Separates from Service prior to Retirement shall receive payment of his or her previously deferred Variable Compensation Awards and/or base salary, and any earnings or losses credited with respect to such deferrals under Section 7, as soon as administratively possible following the date of his or her Separation from Service, but no later than 90 days after such date. Participants shall be deemed to have elected to defer all such amounts until their Retirement/Separation from Service in accordance with this Section 5.1(b) unless a contrary election is made pursuant to Section 5.1(c) below.

(c) Notwithstanding any provision in this Plan to the contrary, a Participant may, at the time of electing to defer a Variable Compensation Award and/or base salary, make an irrevocable election to receive payment of such deferred amounts during a specific future payment year other than the year including the applicable Date of Deferral. A Participant making such an election shall receive payment of any such amount in the January of the elected future payment year. A Participant may elect differing future payment dates for each year’s deferrals and may elect differing future payment dates with respect to deferrals of Variable Compensation Awards and base salary elected for the same Plan Year.

(d) A Participant who has not yet Retired or Separated from Service, but has an Unforeseen Emergency, may elect to receive payment of any or all of his or her vested Praxair Contributions, deferred base salary, deferred Variable Compensation Awards, and any earnings or losses credited to him or her pursuant to Section 7 of this Plan; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency plus any amounts necessary to pay federal, state and local income taxes or penalties reasonably anticipated to result from a distribution made under this Section 5.1(d).

(e) Notwithstanding any provision in this Plan to the contrary, and irrespective of any election made by the Participant under the Plan, if a Participant dies at any time before having received payment of his or her entire vested benefit under this Plan (including payment of remaining installments pursuant to Section 5.2(b)), payment of the Participant’s entire remaining vested benefit shall be made in full to the Participant’s Beneficiary in a single payment as soon as administratively possible following the date the Participant’s death, but no later than 90 days after such date, provided, however, that any vested Praxair Contributions credited on such Participant’s behalf with respect to the Plan Year of his or her death, shall be paid (along with any applicable earnings or losses on such amount as determined under Section 7) as soon as administratively practicable following Date of Deferral of such Praxair Contribution, but no later than 90 days after such Date of Deferral.

(f) Notwithstanding any provision in this Plan to the contrary, all Praxair Contributions shall fully vest and each Participant shall receive payment of his or her entire benefit under this Plan at such time as the Board determines that a Change in Control has occurred. Such payment shall be made in full within 45 days after the Change in Control.

(g) Notwithstanding any provision in this Plan to the contrary, with respect to any Participant who, at the time of his or her Retirement or other Separation from Service, is a “Specified Employee” (as defined in Treasury Regulation Section 1.409A-1(i)), payment of benefits pursuant to Sections 5.1(a) or (b) shall commence no sooner than six (6) months after the date of such Participant’s Retirement or other Separation from Service to the extent required under Treasury Regulation Section 1.409A-3(i)(2).

5.2 Form of Payments.

(a) Except as otherwise provided in Section 5.2(b), all benefits payable under this Plan shall be paid in a single lump sum.

(b) In the event that, prior to January 1, 2005, a valid election was received from a Participant to receive payment of all or any portion of his or her Plan benefit in annual installments over a designated period, payment of the portion of such Participant’s Plan benefit to which such prior election applies shall be made in accordance with such election. Effective as of January 1, 2005, new elections to receive payment of benefits under the Plan in installments are no longer permitted.

5.3 Payment in U.S. Dollars or Shares. All amounts which, at the time of payment, were accruing at the Fixed Income Rate, shall be paid in U.S. dollars and all amounts which, at the time of payment, were accruing under the Stock Value Rate, shall be paid in shares of the common stock of the Corporation.

5.4 Reduction of Payments: Share Withholding.

(a) All payments under this Plan shall be reduced by any and all amounts that the Committee (or its designee) determines in its sole discretion are required to be withheld pursuant to applicable law.

(b) In order to enable Praxair to meet any applicable federal, state or local tax withholding requirements, a Participant (or Beneficiary) who is receiving payment in shares of common stock of the Corporation, may elect to have Praxair withhold shares that would otherwise be delivered to such Participant (or Beneficiary), or may deliver to Praxair other shares of common stock of the Corporation owned by the Participant (or Beneficiary). The value of any such shares of common stock so withheld or delivered shall be the closing price of the common stock of the Corporation as reported in the New York Stock Exchange - Composite Transactions on the date of said payment.

5.5 Additional Deferrals. Notwithstanding Sections 5.1 and 5.2, a Participant who has made an election to defer a Variable Compensation Award and/or base salary in accordance with Section 4.1 hereof, may make a subsequent election to further defer payment of such amount, provided such subsequent deferral election is made in accordance with the following provisions:

(a) The subsequent deferral election must be made no later than 12 months prior to the date the Participant would otherwise have commenced receiving payments of the redeferred amounts had the subsequent deferral election not been made;

(b) With respect to the subsequent deferral of any amount previously deferred until a specific future payment date in accordance with Section 5.1(c), the subsequent deferral must be for a period of not less than five years from the date payment would otherwise have been made (or commenced, in the case of installments) had the subsequent deferral election not been made;

(c) With respect to the subsequent deferral of any amount previously deferred until Retirement or Separation from Service in accordance with Section 5.1(b), the subsequent deferral must be for a period of not less than five years, nor more than ten years, from the date payment would otherwise have been made (or commenced, in the case of installments) had the subsequent deferral election not been made;

(d) For each original deferral election there may be only one subsequent deferral election made pursuant to this Section 5.5; provided, however, that for purposes of this Section, a Participant’s election to defer base salary and a Variable Compensation Award payable for the same year shall be treated as two separate deferral elections and one subsequent deferral election may be made with respect to each; and

(e) No such subsequent deferral election shall apply to the payment of any Praxair Contributions.

5.6 Domestic Relations Orders. Notwithstanding any provision in this Plan to the contrary, the payment of all or any portion of a Participant’s Plan benefit may be made to an alternate payee upon or earlier than the time otherwise specified in this Section 5, to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B) or a successor Section).

SECTION 6: BENEFICIARIES

A Participant may at any time and from time to time prior to death designate one or more Beneficiaries to receive any payments to be made following the Participant’s death. If no such designation is on file with Praxair at the time of a Participant’s death, the Participant’s Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant under the Savings Plan. If the Participant has not effectively designated a beneficiary under the Savings Plan, or if no beneficiary so designated has survived the Participant, the Participant’s Beneficiary shall be the Participant’s surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant’s death, despite mail notification to the Beneficiary’s last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Vice President-Human Resources, the Beneficiary shall be treated as having predeceased the Participant. The Vice President-Human Resources may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the Vice President-Human Resources may consider to be appropriate. The Vice President-Human Resources may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.

SECTION 7: EARNINGS ACCRUALS

7.1 General. All amounts deferred under the Plan, including elective deferrals and Praxair Contributions, shall be credited with earnings and losses from the applicable Date of Deferral through the date such amount is paid out, or withdrawn, pursuant to Section 5. Earnings under this Section 7.1 shall accrue at the rate elected in accordance with Section 7.2.

7.2 Earnings Accrual Rate.

(a) Accrual Rates. Earnings accruing in accordance with Section 7.1 shall accrue at the Fixed Income Rate, the Stock Value Rate, or a combination of the two Rates.

(b) Initial Election. Subject to Section 7.2(c), a Participant shall designate at the time of the election to defer base salary and/or Variable Compensation Awards under Section 4.1, which accrual rate or rates shall apply to each deferral, provided that such elections must be in 10% increments. Such election shall be effective as of the Date of Deferral. All Praxair Contributions shall at all times accrue earnings and losses at the Stock Value Rate.

(c) Election Changes. A Participant may elect to change the accrual rate under this Section 7.2 with respect to any or all previously deferred base salary and/or Variable Compensation Awards under the Plan from the Fixed Income Rate to the Stock Value Rate. Any such election changes shall be effective as of January 1st of the Plan Year following the Plan Year in which the election change is received by Praxair in accordance with procedures established by the Vice President-Human Resources. No portion of a Participant’s Plan benefit accruing earnings and losses at the Stock Value Rate, including previously deferred base salary, Variable Compensation Awards and any Praxair Contributions, may be reallocated at any time from the Stock Value Rate to the Fixed Income Rate.

SECTION 8: GENERAL PROVISIONS

8.1 Prohibition of Assignment of Transfer. Except to the extent necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B) or a successor Section), any assignment, hypothecation, pledge or transfer of a Participant’s or Beneficiary’s right to receive payments under the Plan shall be null and void and shall be disregarded.

8.2 Plan Not To Be Funded. Praxair is not required to, and will not, for the purpose of funding the Plan, segregate any monies from its general funds, create any trusts, or make any special deposits, and the right of a Participant or Beneficiary to receive a payment under the Plan shall be no greater than the right of an unsecured general creditor of Praxair.

8.3 Effect of Participation. Neither selection as an Eligible Employee, nor an election to participate, nor participation, in the Plan, shall entitle an Eligible Employee to receive a Variable Compensation Award, or affect Praxair’s right to discharge an Eligible Employee or a Participant.

8.4 Absence of Liability. No officer, director or employee of Praxair shall be personally liable for any act or omission to act, under the Plan, of any other person, or, except in circumstances involving bad faith, for such officer’s, director’s or employee’s own act or omission to act.

8.5 Titles for Reference Only. The titles given herein to Sections and subsections are for reference only and are not to be used to interpret the provisions of the Plan.

8.6 Connecticut Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with Connecticut law.

8.7 Amendment. The Board may amend the Plan at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment. In addition, any amendment which does not significantly affect the amount of any past or future, benefits under the Plan may be authorized by the Vice President-Human Resources.

8.8 Plan Termination. The Board may terminate the Plan at any time. In the event the Plan is terminated, a Participant’s entire Plan benefit shall then be distributed to the Participant (or Beneficiary) so long as such termination and distribution meets (a), (b) or (c) below:

(a) The termination and liquidation of the Plan takes place within 12 months of the Corporation’s corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), and the deferred amounts are included in Participants’ gross incomes in the earliest of (x) the taxable year in which the amount is actually received, or (y) the latest of the following: (I) the calendar year in which the Plan termination and liquidation occurs; (II) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (III) the first calendar year in which the payment is administratively practicable;

(b) The termination and liquidation of the Plan is pursuant to irrevocable action taken by the Corporation within 30 days before, or 12 months following, a Change in Control, provided that all other plans that allow Participants to make non-qualified deferrals that are aggregated with this Plan are terminated and liquidated such that all deferred compensation under the terminated plans and this Plan is paid out within 12 months of the date the Corporation takes all necessary action to terminate and liquidate the plans; or

(c) The Corporation’s determination to terminate and liquidate the Plan does not occur proximate to a downturn in the financial health of the Corporation, the Corporation terminates and liquidates all plans that would be aggregated with this Plan if the Participants in the Plan had deferrals of compensation under the other plans, no payments in liquidation of the Plan are made within 12 months of the date the Corporation takes all necessary action to irrevocably terminate and liquidate the Plan (other than making payments that would be made regardless of whether the action to terminate and liquidate the Plan had occurred), and payments are made within 24 months of the date the Corporation takes all action to irrevocably terminate and liquidate the Plan.

8.9 409A Compliance. This Plan is intended to constitute a “nonqualified deferred compensation plan” within the meaning on Code Section 409A(d)(1), and is to be construed and administered in a manner consistent therewith.

PRAXAIR, INC.

By:

Title:	Vice President, Human Resources

Date:

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